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                                                                   EXHIBIT 10.57
                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of March 24, 1997, by and between NEXSTAR PHARMACEUTICALS, INC., ("NeXstar") a Delaware corporation, and NEXSTAR PHARMACEUTICALS ITALIA, S.r.1., an Italian corporation, and NEXSTAR PHARMACEUTIQUE SARL, a French corporation, ("Borrower"), and WELLS FARGO BANK (COLORADO), NATIONAL ASSOCIATION ("Bank"). Unless otherwise designated, each reference herein to "Borrower" shall mean each and every party collectively and individually, defined above as a Borrower.


                                    RECITALS


         Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                   ARTICLE I
                                   THE CREDIT


         SECTION 1.1.     LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 24, 1998, not to exceed at any time the aggregate principal amount of Fifteen Million Dollars ($15,000,000.00) ("Line of Credit"), the proceeds of which shall be used for working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

         Notwithstanding any provision to the contrary in this Agreement or the Line of Credit Note, the joint and several liability of any Foreign Borrower (as hereinafter defined), for principal under the Line of Credit Note shall be limited to the greater of the aggregate outstanding advances made to or for the benefit of such Foreign Borrower or the amount of the collateral provided to Bank by such Foreign Borrower pursuant to this Agreement and the Loan Documents (as hereinafter defined). NeXstar shall be jointly and severally liable for all indebtedness and obligations under the Line of Credit Note and the Loan Documents.

         (b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of one hundred percent (100%) of Borrower's eligible accounts receivable.

         As an additional limitation, at no time may outstanding borrowings to or for the benefit of an individual Borrower other than NeXstar (each, a "Foreign Borrower"), exceed the country limits of such Foreign Borrower's location as set forth in an Approved Insurance Policy (as hereinafter defined), or may outstanding borrowings to or for the benefit of NeXstar exceed the aggregate of the country limits, other than the country limits




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applicable to the Foreign Borrowers and the Country of Portugal, as set forth in an Approved Insurance Policy, with the understanding that no account debtor of a Foreign Borrower is located outside of the country in which such Foreign Borrower is located and that no account debtor of NeXstar is located in a country in which any Foreign Borrower is located.

         All the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns (except replacement of expired product which does not affect any account debtor's obligation to pay an account), rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period excluding replacement of expired product which does not affect any account debtor's obligation to pay an account. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%)of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

         As used herein, "eligible accounts receivable" shall consist solely of trade accounts with respect to debtors located outside of the United States (such location to be determined by the location of such account debtor's chief executive office) other than an obligation from an account debtor located in Spain, Australia or Japan, created in the ordinary course of Borrower's business, which accounts are insured under a policy of foreign credit insurance (with Bank named as loss payee), in form, substance and issued by a party acceptable to Bank in its sole and absolute discretion ("Approved Insurance Policy"), upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a security interest, with such a perfected priority lien position as Bank may require, and shall not include:

                 (i) any account, which is past due more than (a) two hundred seventy (270) days with respect to accounts from account debtors located in Greece, Saudi Arabia or Kuwait, (b) two hundred ten
         (210) days with respect to acounts from account debtors located in Italy and (c) more than ninety (90) days past due with respect to all other such accounts, and in each case, with respect to which no extension for payment has been granted;

                 (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                 (iii) any account which represents an obligation of an account debtor located in a foreign country, except to the extent any such account, in Bank's determination, is (a) supported by a letter of credit in form substance and issued by a party acceptable to Bank in its sole and absolute discretion or, (b) insured under an Approved Insurance Policy, with the understanding that such account shall not be deemed insured to the extent of any deductible or risk retention;

                 (iv) any account which arises from the sale or lease to or performance of services for, or represents an obligation of any Borrower or, an employee, affiliate, partner, member, parent or subsidiary of any Borrower;





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                 (v)      that portion of any account which represents interim
         or progress billings or retention rights on the part of the account debtor;

                 (vi) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

                 (vii) any account which is not payable in U.S. Dollars except to the extent such account is payable in U.S. Dollars under an Approved Insurance Policy;

                 (viii) any portion of any account which is subject to any deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America, or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or an account party or by any federation or organization of which the United States of America, or any such jurisdiction is a member at the time of payment;

                 (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry unsatisfactory.

         (c) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         SECTION 1.2.     INTEREST/FEES.

         (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest at the rate set forth in the Line of Credit Note.

         (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note.

         (c) Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Thirty Seven Thousand Five Hundred Dollars ($37,500.00), which fee shall be due and payable in full upon execution of this agreement.

         (d) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one eighth percent (1/8%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears on the first business day of each month.

         SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to make advances under the Line of Credit only into Borrower's demand deposit account number 4439821356 with Bank, and to collect all interest and fees due under the Line of Credit by charging said demand deposit account, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be





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insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         SECTION 1.4              CERTAIN TAXES.

         (a) All payments made to or for the benefit of Bank pursuant to any Loan Document will be made without setoff, counterclaim or deduction for and free and clear of any Taxes, but excluding those Taxes imposed on income or capital of Bank by the jurisdiction (or any political subdivision thereof) under the laws of which Bank is organized or in which its principal place of business or lending office is located.

         (b) If any Borrower is required by any applicable law to withhold any Taxes from any amounts payable to Bank hereunder or thereunder, respectively, (i) the amounts so payable to Bank shall be increased to the extent necessary to yield to Bank (after payment of all Taxes) the amounts payable in the full amounts so to be paid, (ii) Borrower, as applicable, will make such withholdings, and (iii) Borrower, as applicable, will pay the full amount required to be withheld to the appropriate tax or other authority in accordance with such applicable laws. Whenever a Tax is paid by Borrower, as promptly as possible thereafter, such Borrower will deliver to Bank an official receipt showing payment of such Tax, together with such additional documentary evidence as Bank from time to time may require.

         (c) Borrower will pay any present or future Taxes that arise from any payment made pursuant to any Loan Document or from the execution, delivery, registration, performance or enforcement of any Loan Document.

         (d) Borrower will indemnify Bank, and reimburse Bank promptly upon demand, for the full amount of any Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Bank and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, regardless of whether such Taxes were correctly and legally asserted.

         (e) Without prejudice to the survival of any other agreement or obligation of Borrower under this Agreement or any other Loan Document, the agreements and obligations of Borrower contained in this Section shall survive the payment in full of all amounts due under the Loan Documents.

"Tax" or "Taxes" shall mean any one or more taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld, or assessed by any country or by any political subdivision or taxing authority thereof or therein, including, without limitation, any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies.

         SECTION 1.5.     COLLATERAL.

         As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's trade accounts and other rights to payment now or hereafter owing by an account debtor located outside of the United States, other than Spain, Australia and Japan.





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         All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES


         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws or other organizational or governing documents of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The consolidated financial statement of Borrower dated September 30, 1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower,
(b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of the collateral required under this Agreement except in favor of Bank or as otherwise permitted by Bank in writing.





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         SECTION 2.6.     INCOME TAX RETURNS.  Borrower has no knowledge of any
pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA") or similar laws or regulations which apply to Borrower; Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation. All premiums under any Approved Insurance Policy have been fully paid and Bank is entitled to the benefits as a loss payee under any such Approved Insurance Policy.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal, state or governmental environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal, state or governmental investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         SECTION 2.12 VALIDITY OF ACCOUNTS. Each eligible account, upon its creation, is a genuine obligation enforceable against the account debtor in accordance with its terms, and represents an undisputed bona fide indebtedness owing to Borrower, without defense, set off or counterclaim, free and clear of all liens or claims other than Bank's, and no payment has been received with respect to such eligible account.

         SECTION 2.13 SECURITY INTERESTS. The Loan Documents create legal, valid and enforceable security interests in and liens on all of the collateral required under this Agreement and when all proper filings and actions required to perfect such security





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interests and to provide a continuing perfected security interest have been made, the Loan Documents and such filings and actions will create a perfected and continuing first priority security interest in favor of Bank upon all such collateral required with respect to NeXstar, and in such other collateral as the Bank may request, and enforceable against the Borrower and all third parties.


                                  ARTICLE III
                                   CONDITIONS


         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

                 (i)      This Agreement and the Line of Credit Note.

                 (ii) Continuing Security Agreements with respect to the collateral required under this Agreement, executed by each Borrower.

                 (iii) Financing Statements for the United States jurisdiction.

                 (iv) Evidence of the existence of all insurance policies required under this Agreement, and as applicable, showing Bank as additional insured and loss payee.

                 (v) Opinion of local counsel of Borrower in form and substance satisfactory to Bank, regarding authorization, validity, enforceability, collateral perfection and such other matters as may be requested by Bank.

                 (vi) Corporate resolutions or other evidence of due authorization with respect to each Borrower.

                 (vi) Such other documents as Bank may require under any other Section of this Agreement.

         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Approved Insurance Policies, in form, substance, amounts, covering risks





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and issued by companies satisfactory to Bank, and with loss payable endorsements in favor of Bank.

         SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

         (c) Audit. Within thirty (30) days from the date of this Agreement Bank shall have received a satisfactory audit of the books and records of NeXstar Pharmaceuticals Italia, S.r.1., which shall be conducted by Bank's internal auditors.


                                   ARTICLE IV
                             AFFIRMATIVE COVENANTS


         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of the Line of Credit at any time exceeds any limitation on borrowings applicable thereto.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3. FINANCIAL AND OTHER STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 100 days after and as of the end of each fiscal year, an audited consolidated financial statement of NeXstar, prepared by a certified public accountant or firm acceptable to Bank (Bank acknowledges Ernst & Young to be an acceptable firm), to include balance sheet, income statement and applicable footnotes;

         (b) not later than 50 days after and as of the end of each fiscal quarter, a consolidated financial statement of NeXstar, prepared by NeXstar, to reasonably include balance sheet, income statement and applicable footnotes;





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         (c)     not later than 15 days after and as of the end of each month, a compliance certificate with respect to the continued effectiveness of Approved Insurance Policies, a summary of foreign exchange exposure and corresponding hedging contracts, a schedule of outstanding advances by each individual Borrower and applicable country limit, a borrowing base certificate, an aged listing of accounts receivable (by country and account debtor) and accounts payable, and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower's account debtors;

         (d) not later than five (5) days after filing, a copy of each Form 10-Q and 10-K report filed by NeXstar with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 and Rules issued thereunder;

         (e) contemporaneously with each annual and quarterly consolidated financial statement of Borrower required hereby, a certificate of the president or chief financial officer of NeXstar that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

         (f) notification to Bank, of all of the countries in which account debtors are required to withhold taxes or the Borrower is required to collect taxes from such account debtors and the rates of such taxes. If, after the date of this Agreement, additional countries require such collection or withholding taxes, then, within five (5) days of notice thereof, provide Bank with the name of the country and the rate of such taxes; and

         (g) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public and product liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         Maintain at all times one or more Approved Insurance Policies and not amend the same without Bank's consent, with an aggregate coverage amount of at least Fifteen Million Dollars ($15,000,000.00) and comply at all times with all requirements thereunder, including without limitation the payment in full of all premiums. Borrower shall promptly file claims arising under such Approved Insurance Policies, , and concurrently therewith, deliver copies of such claims to Bank. Additionally, Borrower shall promptly deliver to Bank copies of all reports and other information as may be required under such Approved Insurance Policies or by such insurers thereunder, and all correspondence to or from insurers under Approved Insurance Policies.

         Borrower will promptly notify Bank of, and promptly settle, all Disputes with account parties, at Borrower's expense and costs, including attorneys' fees and other expenses. However, if any Dispute is not settled by Borrower during the Waiting Period (as such term is defined in an Approved Insurance Policy) or within such shorter period as Bank may determine, in its sole discretion, Bank may settle, compromise or litigate such





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dispute in Bank's or Borrower's name, upon such terms as Bank in its sole discretion deems advisable and for Borrower's account and risk.

         "Dispute", as used in this Section, shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind relating to an account party, regardless of whether the same (i) is in an amount greater than, equal to or less than the account concerned, (ii) is bona fide or not, or (iii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations or any other circumstance beyond the control of Borrower or the applicable account party.

         SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and Taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, and any tax imposed, levied, withheld or assessed with respect to payments made by or on behalf of account debtors or Borrower, except such (a) as Borrower may in good faith contest or as which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $500,000.00.

         SECTION 4.9. FINANCIAL CONDITION. Maintain, on a consolidated basis, NeXstar's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

         (a)     At all times:

                 (i) a Quick Ratio not at any time less than 1.40 to 1.0, with "Quick Ratio" defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities.

                 (ii) maintain within the United States, unrestricted liquid assets not subject to any liens, ( with liquid assets defined as cash, cash equivalents and/or publicly traded/quoted marketable securities accceptable to Bank) with an aggregate fair market value not at any time less than Twenty Million Dollars ($20,000,000.00).

         SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $1,000,000.00.

         SECTION 4.11. PERFECTION OF SECURITY INTERESTS/ATTORNEY OPINIONS. Execute and deliver such documents and take such actions as Bank deems necessary to create, perfect and continue the security interests of Bank required under this Agreement. Additionally, upon request of Bank from time to time as Bank and Bank's counsel determine as necessary, Borrower shall provide an opinion of Borrower's local country counsel, in form and substance satisfactory to Bank, addressed to Bank, pertaining to validity and enforceability of, and any other matter regarding, any of the Loan Documents relevant to Borrower domiciled in such country, or the perfection of any collateral required under this Agreement. All of the foregoing shall be at Borrower's expense.

         SECTION 4.12. FOREIGN CURRENCY HEDGING. Establish and maintain foreign exchange hedging on outstanding accounts of Borrower as Bank may require.


                                   ARTICLE V
                               NEGATIVE COVENANTS

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

         SECTION 5.2. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity which, in the aggregate, exceed $5,000,000.00; sell, assign, transfer, pledge, hypothecate or grant a security interest in any of the capital stock of any Borrower other than NeXstar, nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.3. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any portion of the collateral required under this Agreement as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank or as previously disclosed in writing to Bank.

         SECTION 5.4. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to the date hereof, and

         (a) Investments which comply, at all times, with Borrower's existing Investment Policy, attached herto as Exhibit A and incorporated herein;

         (b) Stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower;

         (c) Continued ownership by NeXstar of the existing capital stock the Foreign Borrowers and NeXstar Farmaceutica Portugal, LDA, EuroNex

                 Pharmaceuticals Limited, NeXstar Pharmaceuticals Limited (U.K.), NeXstar Pharmaceuticals GmbH, NeXstar Farmaceutica, S.A., NeXstar Pharmaceuticals Int'l B.V., NeXstar Pharmaceuticals B.V. and NeXstar Pharmaceuticals Limited (Ireland), NeXstar Pharmaceuticals Pty Limited (Australia) (collectively, the "Subsidiaries");

         (d) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (e) Subsidiaries may make or permit to remain outstanding advances from such Subsidiaries to NeXstar;

         (f) Loans or advances to Subsidiaries, employees, or entities or persons related to Borrower in an aggregate amount for all such loans and advances not exceeding $4,000,000.00, at any one time.

         (g) Cash investments in the ordinary course of business to any person or entity other than a Subsidiary, in an aggregate amount for all such investments not exceeding $5,000,000.00, at any one time.


         SECTION 5.5. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of the collateral required under this Agreement.


                                   ARTICLE VI
                               EVENTS OF DEFAULT


         SECTION 6.1. DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred debt or other liability to Bank or to any other person or entity in excess of $5,000,000.00.

         (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower; to the extent that any of the above may result in an adverse financial impact on Borrower in excess of $500,000.00.

         (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         SECTION 6.2.     REMEDIES.  Upon the occurrence of any Event of
Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                  ARTICLE VII
                                 MISCELLANEOUS


         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:

                          NEXSTAR PHARMACEUTICALS, INC.
                          2860 Wilderness Place
                          Boulder, CO  80301
                          Attention:  Lauri R. Harker

                          With a copy to:

                          Vice President and General Counsel
                          At the address set forth above

         BANK:            WELLS FARGO BANK (COLORADO),
                          NATIONAL ASSOCIATION
                          633 17th Street, 3rd floor
                          Denver, CO 80202

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

         SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement, as the case may be..

         SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         SECTION 7.11. JURISDICTION AND SERVICE OF PROCESS, VENUE, IMMUNITY/ JUDGMENT CURRENCY. Subject to the provisions of Section 7.13, any suit, action or proceeding against any Borrower with respect to the Agreement may be brought in (a) the courts of the State of Colorado, (b) the United States District Court for the District of Colorado, or (c) the courts of the country of any Borrower's incorporation, as Bank may elect in its sole discretion, and Borrower hereby submits to any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Borrower hereby agrees that service of all writs, processes and summonses in any suit, action or proceeding brought in the State of Colorado may be made upon NeXstar Pharmeceuticals, Inc. and/or its successors, presently located at 2860 Wilderness Place, Boulder, CO 80301, U.S.A. (the "Process Agent"). Borrower hereby irrevocably appoints the Process Agent its agent and true and lawful attorney-in-fact while any of the Borrower's obligations under the Agreement remain unsatisfied, in its name, place and stead only to accept such service of any and all such writs, processes and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in the above specified courts by the mailing thereof by Bank by registered or certified mail, postage prepaid, to the Borrower at the address specified in this Agreement. Nothing herein shall in any way be deemed to limit the ability of Bank to serve any writs, processes or summonses in any other manner, as may be permitted by applicable law. Borrower irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to the Agreement brought in the courts of the State of Colorado or of the United States District Court for the District of Colorado, or the courts in the country of the Borrower's incorporation, and also irrevocably waives any claim that any such suit, action or proceeding brought in any of those courts has been bought in an inconvenient form.

Notwithstanding any judgment rendered in a currency other than United States Dollars, the Borrower shall not be relieved of any obligations with respect to any amount owed by it to Bank under the Agreement except to the extent of the amount in United Sates Dollars which Bank is able to acquire with such amount of such currency on the Banking Day (a day when Bank is open for business in Denver, Colorado, U.S.A.) following receipt of such amount by Bank. If the amount in United States Dollars so acquired is less than the amount initially due to Bank, the Borrower shall indemnify Bank by paying the difference between such amounts in United States Dollars. The payment of any additional amount so required of the Borrower under this Section shall constitute an independent obligation of the Borrowers, the enforcement of which obligation may not be impeded by the Borrower.

         SECTION 7.12. JOINT AND SEVERAL LIABILITY. As used in this Section 7.12, the term "Joint Credit" shall mean the Line of Credit.

         (a) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrowers, the availability of the commitments provided for herein benefits each Borrower, and advances and other credit extensions made hereunder will inure to the benefit of Borrowers, individually and as a group.

         (b) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts (other than inter-company debt), after giving effect to any rights of contribution or subrogation which may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

         (c) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Joint Credit and all modifications, extensions and renewals thereof, including without limitation all advances disbursed to any Borrower under the Joint Credit, all interest which accrues thereon and all fees, costs and expenses chargeable to any Borrower in connection therewith.

         (d) The liability of each Borrower for the Joint Credit shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any of the Joint Credit is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

         (e) Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower's liability for the Joint Credit, from time to time to: (a) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the liabilities and obligations of any other Borrower to Bank on account of any of the Joint Credit; (b) take and hold security from any other Borrower for the payment of any of the Joint Credit, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any guarantors of any of the Joint Credit, or any other party obligated thereon; and (e) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than the Joint Credit.

         (f) Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from any other Borrower on a continuing basis financial and other information pertaining to such other Borrower's financial condition, and each Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by Bank in any manner.

         (g) Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security held from any other Borrower or any other person; (iii) pursue any other remedy in Bank's power; (iv) apply payments received by Bank from any other Borrower to any of the Joint Credit; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any of the Joint Credit.

         (h) Each Borrower waives any defense to its liability for the Joint Credit based upon or arising by reason of: (i) any disability or other defense of any other Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Borrower for the Joint Credit; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of any of the Joint Credit for purposes other than the purposes intended or understood by Bank or any Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for any of the Joint Credit, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the obligations or liabilities of any other Borrower for any of the Joint Credit, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any other Borrower for any of the Joint Credit, including increase or decrease of the rate of interest thereon. Until the Joint Credit and all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any of the Joint Credit, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (B) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness for any of the Joint Credit, whether by operation of law or otherwise. Until the Joint Credit and all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.

         (i) If any of the waivers herein is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

         (j) It is the position of the Borrowers that each Borrower benefits from the Joint Credit that have been made available by Bank under this Agreement and from each extension of credit thereunder, regardless of whether such credit is disbursed to a joint account of Borrowers or to or for the account of any Borrower.

         SECTION 7.13.    ARBITRATION.

         (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute," as used in this Section, shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Colorado selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         (c)     No Waiver; Provisional Remedies, Self-Help and Foreclosure.
No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Colorado State Bar or retired judges of the state or federal judiciary of Colorado with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Colorado, (ii) may grant any remedy or relief that a court of the state of Colorado could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and
(iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Colorado Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Colorado, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Colorado. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Colorado.

         (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

NEXSTAR PHARMACEUTICALS, INC.                                     WELLS FARGO BANK (COLORADO),
                                                                  NATIONAL ASSOCIATION
By:   /s/ PATRICK J. MAHAFFY
      -----------------------------------------
      Patrick J. Mahaffy                                          By: /s/ TRACEY A. HANSON
      President and Chief Executive Officer                           -------------------------------------
                                                                      Tracey A. Hanson
                                                                      Vice President


By:   /s/ MICHAEL E. HART
      -----------------------------------------
      Michael E. Hart
      Vice President, Chief Financial Officer


NEXSTAR PHARMACEUTICALS ITALIA, S.r.1.,
    an Italian corporation

By:   /s/ ANTONIO SPAGNA
      -----------------------------------------
      Antonio Spagna
      Managing Director, General Manager

NEXSTAR PHARMACEUTIQUE SARL,
    a French corporation

By:   /s/ GERARD LAMPERTI
      -----------------------------------------
      Gerard  Lamperti
      Managing Director, General Manager